Exhibit (b)(5)

UBS M2 FUND, L.L.C.
UBS PW EQUITY OPPORTUNITY FUND, LIMITED
UBS EVENT & EQUITY FUND, L.L.C.
UBS CREDIT AND RECOVERY FUND, L.L.C.
UBS MASTERS FUND, L.L.C.
UBS HEALTH SCIENCES FUND, L.L.C.
UBS TECHNOLOGY PARTNERS, L.L.C.
UBS EQUITY OPPORTUNITY FUND, L.L.C.
UBS EQUITY OPPORTUNITY FUND II, L.L.C.
PW TECHNOLOGY FUND LTD.
UBS MULTI-STRAT FUND, L.L.C.

FOURTH AMENDMENT TO CREDIT AGREEMENT

Harris N.A.
111 West Monroe Street
Chicago, Illinois 60603

Ladies and Gentlemen:

          Reference is hereby made to that certain Credit Agreement dated as of July 2, 2004 (the "Credit Agreement"), among the undersigned, UBS PW EQUITY OPPORTUNITY FUND, LIMITED, an exempted company incorporated under the Companies Law (2001 Second Revision), as amended, of the Cayman Islands ("Cayman Equity Opportunity Fund"), PW TECHNOLOGY FUND, LTD., an exempted company incorporated under the Companies Law (2001 Second Revision), as amended, of the Cayman Islands ("PW Technology Fund"), UBS EQUITY OPPORTUNITY FUND II, L.L.C., a Delaware limited liability company ("Equity Opportunity Fund II"), UBS EQUITY OPPORTUNITY FUND, L.L.C., a Delaware limited liability company ("Equity Opportunity Fund"), UBS HEALTH SCIENCES FUND, L.L.C., a Delaware limited liability company ("Health Sciences Fund"), UBS CREDIT & RECOVERY FUND, L.L.C., a Delaware limited liability company ("Recovery Fund"), UBS EVENT & EQUITY FUND, L.L.C., a Delaware limited liability company ("Event & Equity Fund"), UBS TECHNOLOGY PARTNERS, L.L.C., a Delaware limited liability company ("Technology Partners"), UBS M2 FUND, L.L.C., a Delaware limited liability company ("UBS M2 Fund"), and UBS MASTERS FUND, L.L.C., a Delaware limited liability company ("Masters Fund") and UBS MULTI-STRAT FUND, L.L.C., a Delaware limited liability company ("Multi-Strat" and, together with Cayman Equity Opportunity Fund, PW Technology Fund, Equity Opportunity Fund II, Equity Opportunity Fund, Health Sciences Fund, Recovery Fund, Event & Equity Fund, Technology Partners, UBS M2 Fund and Masters Fund, individually a "Borrower" and collectively the "Borrowers"), and you. All defined terms used herein shall have the same meanings as in the Credit Agreement unless otherwise defined herein.

          The Borrowers and the Lender now wish to amend the Credit Agreement to extend the Termination Date from July 1, 2005 to June 30, 2006 and increase the Borrowing Limit of each of the Equity Opportunity Fund II, the Event & Equity Fund, Technology Partners, the UBS M2 Fund and Multi-Strat (collectively the "Increasing Borrowers" and individually an "Increasing Borrower") from $75,000,000 to $150,000,000, all on the terms and conditions and in the manner set forth in this Amendment (the "Amendment").

SECTION 1.   AMENDMENTS.

          Upon the satisfaction of the conditions precedent set forth in Section 2 hereof, the following provisions of the Credit Agreement shall be amended as follows:

1.1. The definitions of the term "Borrowing Limit" contained in Section 4.1 of the Credit Agreement shall be amended to read as follows:

"Borrowing Limit" shall mean, as to any Borrower at any time, the lesser of (a) an amount equal to 20% of such Borrower's Total Eligible Asset Value, provided that this subsection (a) shall not apply for purposes of Sections 2.3 and 7.22 of this Agreement, (b) an amount equal to 33-1/3% of the fair market value of such Borrower's total assets, (e) the maximum amount permitted by such Borrower's Prospectus, agreements with government officials and applicable law, (d) $150,000,000 in the case of each of the Equity Opportunity Fund II, the Event & Equity Fund, Technology Partners, the UBS M2 Fund and Multi-Strat, and (e) $75,000,000 in the case of each Borrower other than the Borrowers named in the foregoing subsection (d).

1.2. The definition of the term "Termination Date" contained in Section 4.1 of the Credit Agreement shall be amended by replacing the date "July 1, 2005" appearing therein with the date "June 30, 2006".

SECTION 2.   CONDITIONS PRECEDENT.

          The effectiveness of the Amendment is subject to the satisfaction of all of the following conditions precedent:

2.1. Each Borrower and the Lender shall have executed this Amendment (such execution may be in several counterparts and the several parties hereto may execute on separate counterparts).

2.2. The Lender shall have received the following (each to be properly executed and completed) and the same shall have been approved as to form and substance by the Lender:

          (a) a Note in the principal amount of $150,000,000 signed by each of the Increasing Borrowers (the "Replacement Notes");

          (b) copies (executed or certified, as may be appropriate) of all legal documents or proceedings taken in connection with the execution and delivery of this Amendment and the Replacement Notes by the Increasing Borrowers; and

          (c) an incumbency certificate containing the name, title and genuine signatures of each of the Increasing Borrowers' authorized representatives.

2.3. Legal matters incident to the execution and delivery of this Amendment by the Increasing Borrowers and to the transactions contemplated hereby shall be satisfactory to the Lender and its counsel; and the Lender shall have received the favorable written opinion of counsel for the Increasing Borrowers.

2.4. The Lender shall have received a good standing certificate for each of the Increasing Borrowers (dated as of the date no earlier than 30 days prior to the date of this Amendment) from the offices of the secretary of state of the state of Delaware.

2.5. Each of the representations and warranties set forth in Section 5 of the Credit Agreement shall be true and correct.

2.6. No Event of Default or Potential Default shall have occurred and be continuing under the Credit Agreement or shall result after giving effect to this Amendment.

SECTION 3.   REPRESENTATIONS AND WARRANTIES.

3.1. Each Borrower, by its execution of this Amendment, hereby represents and warrants to the Lender, severally and not jointly, as to itself, that each of the representations and warranties set forth in Section 5 of the Credit Agreement is true and correct as of the date hereof, except that the representations and warranties made under Section 5.3 shall be deemed to refer to the most recent financial statements furnished to the Lender pursuant to Section 7.4 of the Credit Agreement.

SECTION 4.   MISCELLANEOUS.

4.1. Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in any note, document, letter, certificate, the Credit Agreement itself, the Notes, or any communication issued or made pursuant to or with respect to the Credit Agreement or the Notes, any reference to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

4.2. This Amendment may be executed in any number of counterparts, and by the different parties on different counterparts, all of which taken together shall constitute one and the same Agreement. This Amendment shall be governed by the internal laws of the State of New York. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original.

           Dated as of 6/20, 2005, but effective July 1, 2005.

UBS PW EQUITY OPPORTUNITY FUND,
LIMITED

By  /s/ Michael Mascis
       Name: Michael Mascis
       Title: Authorized Person

PW TECHNOLOGY FUND, LTD.

By  /s/ Michael Mascis
       Name: Michael Mascis
       Title: Authorized Person

UBS EQUITY OPPORTUNITY FUND II, L.L.C.

By  /s/ Michael Mascis
       Name: Michael Mascis
       Title: Authorized Person

UBS EQUITY OPPORTUNITY FUND, L.L.C.

By  /s/ Michael Mascis
       Name: Michael Mascis
       Title: Authorized Person

UBS HEALTH SCIENCES FUND, L.L.C.

By  /s/ Michael Mascis
       Name: Michael Mascis
       Title: Authorized Person

UBS CREDIT & RECOVERY FUND, L.L.C.

By  /s/ Michael Mascis
       Name: Michael Mascis
       Title: Authorized Person

UBS EVENT & EQUITY FUND, L.L.C.

By  /s/ Michael Mascis
       Name: Michael Mascis
       Title: Authorized Person

UBS TECHNOLOGY PARTNERS, L.L.C.

By  /s/ Michael Mascis
       Name: Michael Mascis
       Title: Authorized Person

UBS M2 FUND, L.L.C.

By  /s/ Michael Mascis
       Name: Michael Mascis
       Title: Authorized Person

UBS MASTERS FUND, L.L.C.

By  /s/ Michael Mascis
       Name: Michael Mascis
       Title: Authorized Person

UBS MULTI-STRAT FUND, L.L.C.

By  /s/ Michael Mascis
       Name: Michael Mascis
Title: Authorized Person

          Accepted and Agreed to as of the day and year last above written.

HARRIS N.A., AS SUCCESSOR BY MERGER WITH HARRIS TRUST AND SAVINGS BANK By Name: Charles F. Howes Title: Vice President